                                  SCHEDULE 14A
                                 (RULE 14A-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION
          PROXY STATEMENT PURSUANT TO SECTION 14(A) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:


[ ]  Preliminary Proxy Statement                [ ]  Confidential, for Use of the Commission
                                                     Only (as permitted by Rule 14a-6(e)(2))
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12


                           TECHNOLOGY VENTURES GROUP
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

     (2)  Aggregate number of securities to which transaction applies:

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     (4)  Proposed maximum aggregate value of transaction:

     (5)  Total fee paid:

[ ]  Fee paid previously with preliminary materials:

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

     (2)  Form, Schedule or Registration Statement No.:

     (3)  Filing Party:

     (4)  Date Filed:

                         TECHNOLOGY VENTURES GROUP, INC.
                         12400 SW 134TH COURT, SUITE 11
                              MIAMI, FLORIDA 33186


                                                                  June 29, 2001



Dear Fellow Shareholder:


         You are cordially invited to attend the annual meeting of shareholders of Technology Ventures Group, Inc. to be held at 10:00 a.m., local time, on July 18, 2001 at Technology Venture Group's corporate offices located at 12400 SW 134th Court, Suite 11, Miami, Florida 33186. All shareholders of record as of June 10, 2001 are entitled to vote at the meeting. I urge you to be present in person or represented by proxy at the meeting.


         The enclosed notice of the annual meeting, proxy statement and proxy card describe the business to be conducted at the meeting. At the meeting, you will be asked to consider and vote upon: (a) an amendment to Technology Ventures Group's Articles of Incorporation to increase the number of authorized shares of common stock from 10,000,000 shares to 50,000,000 shares and to create a new class of 5,000,000 shares of blank check preferred stock; (b) an amendment to Technology Ventures Group's Articles of Incorporation to change the name of the company to Newcourt Holdings, Inc.; (c) the election of five persons to the board of directors of Technology Ventures Group, and (d) the ratification of the appointment of Sharpton, Brunson & Company, P.A., as Technology Ventures Group's independent auditors.

         The board of directors believes that a favorable vote on these matters is in the best interest of Technology Ventures Group and its shareholders and unanimously recommends a vote "FOR" such matters. Accordingly, we urge you to review the enclosed material carefully and to return the enclosed proxy promptly.

         Even if you expect to attend the meeting, please complete, sign, date and return your proxy in the enclosed envelope without delay. If you attend the meeting, you may vote in person even if you have previously mailed your proxy.

         We look forward to seeing you at the meeting.

                                            Sincerely,



                                            /s/ McIvan A. Jarrett
                                            -----------------------------------
                                            McIvan A. Jarrett
                                            Chairman of the Board of Directors

                         TECHNOLOGY VENTURES GROUP, INC.
                         12400 SW 134TH COURT, SUITE 11
                              MIAMI, FLORIDA 33186

                            -------------------------

                    NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

                            TO BE HELD JULY 18, 2001


To All Shareholders:


     The Annual Meeting (the "Meeting") of Shareholders of Technology Ventures Group, a Florida corporation (the "Company"), will be held at 10:00 a.m., local time, on July 18, 2001 at the Company's corporate offices located at 12400 SW 134th Court, Suite 11, Miami, Florida 33186 for the following purposes:


     1. To consider and vote upon a proposal to amend the Company's Articles of Incorporation:

          (a) to increase the number of authorized shares of common stock, par value $.001 per share (the "Common Stock"), of the Company from 10,000,000 shares to 50,000,000 shares; and

          (b) to authorize the creation of 5,000,000 shares of blank check preferred stock;

     2. To consider and vote upon a proposal to amend the Company's Articles of Incorporation to change the name of the Company to Newcourt Holdings, Inc.;

     3. To elect five persons to the board of directors of the Company to serve until their successors are elected;

     4. To ratify the appointment of Sharpton, Brunson & Company, P.A. as the Company's independent auditors for the fiscal year ending December 31, 2001; and

     5. To transact such other business as may properly come before the Meeting, including any adjournment(s) or postponement(s) thereof.

         These items are more fully described in the accompanying proxy statement. The record date for the Meeting is the close of business on June 10, 2001. All holders of Common Stock at that time are entitled to notice of, and to vote at, the Meeting and at any adjournments or postponements thereof.

          THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE SHAREHOLDERS VOTE "FOR" PROPOSAL NOS. 1, 2, 3 AND 4.

         Your vote is extremely important. To ensure that your shares are represented, you should complete, sign, date and return the enclosed proxy card in the enclosed prepaid envelope. This action will not limit your right to vote in person if you wish to attend the Meeting and vote personally.

                                             By Order of the Board of Directors,



                                            /s/ McIvan A. Jarrett
                                            ----------------------------------
                                            McIvan A. Jarrettt
                                            President


Miami, Florida
June 29, 2001

                         TECHNOLOGY VENTURES GROUP, INC.
                         12400 SW 134TH COURT, SUITE 11
                              MIAMI, FLORIDA 33186

                            -------------------------
                                 PROXY STATEMENT
                            -------------------------

                 SOLICITATION OF PROXY, REVOCABILITY AND VOTING

SOLICITATION


         This proxy statement and the accompanying proxy card are being mailed on or about June 29, 2001, to all shareholders of record at the close of business on June 10, 2001, in connection with the solicitation by the board of directors of proxies for the Annual Meeting of Shareholders (the "Meeting") of Technology Ventures Group (the "Company") to be held at 10:00 a.m., local time, on July 18, 2001 at the Company's corporate offices located at 12400 SW 134th Court, Suite 11, Miami, Florida 33186. Proxies will be solicited by mail, and all expenses of preparing and soliciting such proxies will be paid by the Company. All proxies duly executed and received by the persons designated as proxy thereon will be voted on matters presented at the Meeting in accordance with the instructions given thereon by the person executing such proxy. Management does not know of any other matter that may be brought before the Meeting, but, in the event that any other matter should properly come before the Meeting, the persons named as proxy will have authority to vote all proxies not marked to the contrary in their discretion as they deem advisable.


         A list of shareholders entitled to notice of the Meeting will be available for examination by any shareholder at the Company's offices, 12400 SW 134th Court, Suite 11, Miami, Florida 33186, for a period of 10 days prior to the Meeting. The list will also be available for inspection at the Meeting.

REVOCABILITY

         Any shareholder may revoke his or her proxy at any time before the Meeting by written notice to such effect received by the Company at the address shown above, attention: Corporate Secretary. A shareholder also may revoke his or her proxy at any time before the Meeting by delivery of a subsequently dated proxy or by attending the Meeting and voting in person.

NO APPRAISAL RIGHTS

              The Company's shareholders are not entitled to appraisal rights under Florida law with respect to any of the proposals to be considered and voted upon at the Meeting.

QUORUM AND VOTING

             The total number of issued and outstanding shares of the Company's common stock, par value $.001 per share (the "Common Stock") as of May 31, 2001, was 10,000,000. The Common Stock is the only class of securities of the Company entitled to vote, each share being entitled to one noncumulative vote. Only shareholders of record as of the close of business on June 10, 2001 will be entitled to vote. All properly executed proxy cards delivered pursuant to this solicitation and not revoked will be voted at the Meeting in accordance with the directions given. In voting by proxy with regard to the election of directors, the Company's shareholders may vote in favor of all nominees, withhold their votes as to all nominees or withhold their votes as to a specific nominee. With regard to the other proposals, the Company's shareholders may vote in favor of each proposal or against each proposal, or in favor of some proposals and against others, or may abstain from voting on any or all proposals. Shareholders should specify their respective choices on the accompanying proxy card. If no specific instructions are given with regard to the matters to be voted upon, the shares of Common Stock represented by a signed proxy card will be voted "FOR" Proposal Nos. 1, 2, 3 and 4 listed on the proxy card. If any other matters properly come before the Meeting, the persons named as proxies will vote upon such matters according to their judgment.

         A majority of the shares of Common Stock outstanding and entitled to vote, or 5,000,001 shares as of May 31, 2001, must be present at the Meeting, in person or by proxy, in order to constitute a quorum for the transaction of business. If less than a majority of the outstanding shares of Common Stock are represented at the Meeting, a majority of the shares so represented may adjourn the Meeting from time to time without further notice. The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required for the approval of each matter that is submitted to shareholders for approval, with the exception of the vote for the directors, who shall be elected by a plurality of the votes cast by the shares entitled to vote at the Meeting.

         Abstentions are considered as shares present and entitled to vote but are not counted as votes cast in the affirmative on a given matter. A broker or nominee holding shares registered in its name, or in the names of its nominee, which are beneficially owned by another person and for which it has not received instructions as to voting from the beneficial owner, has, in the opinion of the Company, the discretion to vote the beneficial owner's shares with respect to each of the matters presented at the Meeting. If a matter has been included in the proxy to which a broker or nominee does not have discretionary power under applicable New York Stock Exchange rules, any broker or nominee "non-votes" will not be considered shares entitled to vote on that subject matter and, therefore, will not be considered by the Inspector of Elections when counting votes cast on the matter. Abstentions and broker-non-votes will not affect the outcome of any vote.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

        The following table sets forth, as of May 31, 2001, information concerning the shares of Common Stock beneficially owned by each person who, to the knowledge of the Company, is (i) the beneficial owner of more than five percent of the Common Stock, (ii) each director and nominee for the position of director of the Company, (iii) the five most highly compensated executive officers of the Company, if such compensation was at least $100,000, (including the Company's Chief Executive Officer) in the last fiscal year, and (iv) all executive officers and directors of the Company as a group. Except as otherwise noted, each beneficial owner has sole investment and voting power with respect to the listed shares.

                                           AMOUNT AND NATURE      APPROXIMATE
                                            OF BENEFICIAL         PERCENTAGE
NAME OF BENEFICIAL OWNER                       OWNERSHIP            OF CLASS
------------------------                   -----------------      -------------

Equity Management Partners, LLC(1)            9,200,000                  92%
Cedric Cordell Adams, M.D.(2)                 1,100,000                  11%
Goldco Properties Limited Partnership(3)        717,000                7.17%
James Jaffe(4)                                  666,700                6.67%
McIvan A. Jarrett(5)                          4,218,713               49.19%
Jerrold Brooks(6)                             1,506,417               15.06%
Nelson Futch(7)                                 301,160                3.01%
All executive officers and
  directors as a group (three persons)        6,026,290               60.26%

------------------------
          (1) Includes 3,003,300 shares of Common Stock which Equity Management Partners, LLC has agreed to distribute to fifteen persons, some of whom are members of Equity Management Partners, LLC.

          (2) Dr. Cedric Cordell Adams' address is 3600 Gaston Avenue, Ste. 858, Dallas, Texas 75246. Pursuant to a letter agreement with Equity Management Partner LLC, Dr. Adams is entitled to purchase 1,100,000 shares of the Common Stock from Equity Management Partners, LLC. Dr. Adams is one of the nominees for director of the Company and is one of the fifteen persons to whom Equity Management Partners, LLC intends to distribute shares of Common Stock.

          (3) Goldco Properties Limited Partnership, whose address is 22154 Martella Avenue, Boca Raton Florida 33433, is a Florida limited liability partnership controlled by Peter Goldstein.

          (4) Mr. James Jaffe's address is #2 Cedar Court, Marlboro, New Jersey 07746. Pursuant to a letter agreement with Equity Management Partners, LLC, Mr. Jaffe is entitled to purchase 666,700 shares of the Common Stock from Equity Management Partners, LLC. Mr. Jaffe is one of the nominees for director of the Company and is one of the fifteen persons to whom Equity Management Partners, LLC intends to distribute shares of Common Stock.

          (5) Mr. McIvan Jarrett, the Company's Chief Executive Officer, President, Treasurer and a director, is a managing member of and holds a controlling interest in Equity Management Partners, LLC. Accordingly, Mr. Jarrett is deemed the beneficial owner of 4,218,713 shares of Common Stock held by Equity Management Partners, LLC.

          (6) Mr. Jerrold Brooks, the Company's Executive Vice President, Secretary and a director, is a managing member of Equity Management Partners, LLC. Accordingly, Mr. Brooks is deemed the beneficial owner of 1,506,417 shares held by Equity Management Partners, LLC. Mr. Brooks disclaims any beneficial interest in any shares of Common Stock owned by Equity Management Partners LLC.

          (7) Mr. Nelson Futch, the Company's Vice President and Assistant Secretary, is a member of Equity Management Partners, LLC and may be deemed to have shared voting and investment power of such shares.

CHANGE IN CONTROL

         On March 2, 2001, pursuant to the terms of an Exchange Agreement dated March 2, 2001 among Equity Management Partners, LLC, the Company and Goldco Properties Limited Partnership ("Goldco"), Equity Management Partners, LLC acquired 9,000,000 and 200,000 shares of Common Stock from the Company and Goldco, respectively, in exchange for all of the issued and outstanding shares of the common stock of Newcourt Capital Holdings, Inc., a wholly-owned subsidiary of Equity Management Partners, LLC. Prior to the closing of this transaction, control of the Company was held by Goldco, which owned 92% of the Company's then outstanding Common Stock. As a result of the transaction, Equity Management Partners, LLC became the beneficial owner of 9,200,000 shares of the Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

         Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Company's officers and directors, and persons who own more than 10% of a registered class of the Company's equity securities, to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Officers, directors and greater than 10% shareholders are required by regulations of the Securities and Exchange Commission to furnish the Company with copies of all such reports. Based solely on its review of the copies of such reports received by it, or written representations from certain reporting persons that no reports were required for those persons, the Company believes that all of its officers, directors, and greater than 10% shareholders complied with the filing requirements of Section 16(a) of the Exchange Act, except for Shelley Goldstein, the Company's former President, Secretary, Treasurer and director, and Goldco Properties Limited Partnership, a former owner of more than 10% of the Common Stock, who have failed to file any Forms 3 and 4.

             PROPOSAL 1. AMENDMENT TO THE ARTICLES OF INCORPORATION

         The Company's board of directors has unanimously approved and declared advisable an amendment to the Company's Articles of Incorporation to increase the number of authorized shares of Common Stock from 10,000,000 to 50,000,000 and to authorize the creation of 5,000,000 shares of blank check preferred stock. The board of directors is submitting this matter for adoption by the holders of the Common Stock entitled to vote at the Annual Meeting.

                       INCREASE IN AUTHORIZED COMMON STOCK

         The terms of the additional shares of Common Stock will be identical to those of the currently outstanding shares of Common Stock. However, because holders of Common Stock have no preemptive rights to purchase or subscribe for any unissued stock of the Company, the issuance of additional shares of Common Stock will reduce the current shareholders' percentage ownership interest in the total outstanding shares of Common Stock. Approval of this proposal will not alter the current number of issued shares. The relative rights and limitations of the shares of Common Stock would remain unchanged under this proposal.

         As of May 31, 2001, a total of 10,000,000 shares of the Company's currently authorized shares of Common Stock are issued and outstanding. The 10,000,000 issued shares represent all of the Company's authorized shares of Common Stock. The proposed increase in the number of authorized but unissued shares of Common Stock would enable the Company, without further shareholder approval, to issue shares from time to time as may be required for proper business purposes, such as raising additional capital for ongoing operations, business and asset acquisitions, stock splits and dividends, present and future employee benefit programs and other corporate purposes. If this proposal is approved by the shareholders, the Company presently has no specific plans to issue any additional shares of Common Stock.

         One of the effects of the proposed amendment, if adopted, might be to enable the board of directors to render it more difficult to, or discourage an attempt to, obtain control of the Company by means of a merger, tender offer, proxy contest or otherwise, and thereby protect the continuity of present management. The board of directors would, unless prohibited by applicable law, have additional shares of Common Stock available to effect transactions (such as private placements) in which the number of the Company's outstanding shares would be increased and would thereby dilute the interest of any party attempting to gain control of the Company. Such action could discourage an acquisition of the Company, which shareholders might view as desirable.

                     CREATION OF BLANK CHECK PREFERRED STOCK

         The proposed amendment to the Articles of Incorporation will create 5,000,000 authorized shares of "blank check" preferred stock. Article III of the proposed Amended and Restated Articles of Incorporation attached as Exhibit "A" to this proxy statement contains provisions related to the "blank check" preferred stock. The following summary does not purport to be complete and is qualified in its entirety by reference to the proposed Amended and Restated Articles of Incorporation as set forth in Exhibit "A."

         The term "blank check" refers to preferred stock, the creation and issuance of which is authorized in advance by the shareholders and the terms, rights and features of which are determined by the board of directors of the Company upon issuance. The authorization of such blank check preferred stock would permit the board of directors to authorize and issue preferred stock from time to time in one or more series.

         Subject to the provisions of the Company's Amended and Restated Articles of Incorporation and the limitations prescribed by law, the board of directors would be expressly authorized, at its discretion, to adopt resolutions to issue shares, to fix the number of shares and to change the number of shares constituting any series and to provide for or change the voting powers, designations, preferences and relative, participating, optional or other special rights, qualifications, limitations or restrictions thereof, including dividend rights (including whether the dividends are cumulative), dividend rates, terms of redemption (including sinking fund provisions), redemption prices, conversion rights and liquidation preferences of the shares constituting any series of the preferred stock, in each case without any further action or vote by the shareholders. The board of directors would be required to make any determination to issue shares of preferred stock based on its judgment as to the best interests of the Company and its shareholders. The board of directors is seeking shareholder approval of an amendment to the Articles of Incorporation which would give the board of directors flexibility, without further shareholder action, to issue preferred stock on such terms and conditions as the board of directors deems to be in the best interests of the Company and its shareholders. The Company has no immediate definitive plans to issue any shares of preferred stock. Therefore, the terms, rights and features of a preferred stock subject to this proposal cannot be stated or predicted with certainty.

         It is not possible to state the effects of the proposed amendment upon the rights of holders of Common Stock until the board of directors determines the respective rights of the holders of one or more series of preferred stock. However, the issuance of shares of preferred stock pursuant to the board of directors' authority described above may adversely affect the rights of the holders of Common Stock. Specifically, the effects of such issuances of preferred stock could include (i) reduction of the amount of cash otherwise available for payment of dividends on Common Stock, if any, (ii) restrictions on dividends on Common Stock, (iii) dilution of the voting power of Common Stock, and (iv) restrictions on the rights of holders of Common Stock to share in the Company's assets on liquidation until satisfaction of any liquidation preference granted to the holders of such subsequently designated series of preferred stock. For example, preferred stock issued by the Company may rank prior to the Common Stock as to dividend rights, liquidation preferences or both, may have full or limited voting rights, and may be convertible into shares of Common Stock. Accordingly, the issuance of shares of preferred stock could decrease the amount of earnings and assets allocable to or available for distribution to holders of Common Stock and adversely affect the rights and powers, including voting rights of the Common Stock, and may discourage bids for the Common Stock or may otherwise adversely affect the market price of the Common Stock.

         The proposed amendment will provide the Company with increased financial flexibility in meeting future capital requirements by providing another type of security in addition to its Common Stock, as it will allow preferred stock to be available for issuance from time to time and with such features as determined by the board of directors for any proper corporate purpose. Such purposes could include, without limitation, issuance for cash as a means of obtaining capital for use by the Company, or issuance as part or all of the consideration required to be paid by the Company for acquisitions of other businesses or assets.

         Any issuance of preferred stock with voting rights could, under certain circumstances, have the effect of delaying or preventing a change in control of the Company by increasing the number of outstanding shares entitled to vote and by increasing the number of votes required to approve a change in control of the Company. Shares of voting or convertible preferred stock could be issued, or rights to purchase such shares could be issued, to render more difficult or discourage an attempt to obtain control of the Company by means of a tender offer, proxy contest, merger or otherwise. The ability of the board of directors to issue such additional shares of preferred stock, with the rights and preferences it deems advisable, could discourage an attempt by a party to acquire control of the Company by tender offer or other means. Such issuances could therefore deprive shareholders of benefits that could result from such an attempt, such as the realization of a premium over the market price that such an attempt could cause. Moreover, the issuance of such additional shares of preferred stock to persons friendly to the board of directors could make it more difficult to remove incumbent managers and directors from office even if such change were to be favorable to shareholders generally.

         While the amendment may have anti-takeover ramifications, the board of directors believes that the financial flexibility offered by the amendment outweighs any disadvantages. To the extent that the amendment may have anti-takeover effects, the amendment may encourage persons seeking to acquire the Company to negotiate directly with the board of directors enabling the board of directors to consider the proposed transaction in a manner that best serves the shareholders' interests.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required to approve the proposed amendment to the Articles of Incorporation.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT THE HOLDERS OF THE COMMON STOCK VOTE "FOR" THE PROPOSED AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION.

                   PROPOSAL 2. APPROVAL OF THE CHANGE OF NAME
                           TO NEWCOURT HOLDINGS, INC.


         On June 28, 2001, the Company's board of directors approved, subject to shareholder approval, an amendment to Article I of the Company's Articles of Incorporation to change the name of the Company to Newcourt Holdings, Inc. This name change amendment, if approved by the shareholders, will be effective upon the filing of the amendment with the Florida Secretary of State. It is anticipated that such action will occur on or about July 18, 2001.


         The board of directors believes that the change in the Company's corporate name is appropriate in order to reflect the Company's intended activities. The board of directors also believes the inclusion of the words "Technology" and "Ventures" in its name, given the presently existing poor investor perception of new and emerging technology-based businesses as being largely unprofitable, poses an unacceptable association which may make it difficult for the Company to elicit appropriate investor support in the market. The Company does not intend to develop, engage in or acquire any technology-related businesses or assets in the semiconductor, telecommunications, computer or associated technology-driven sectors. Inasmuch as the Company's focus will be on acquiring non-technology-related businesses and assets, the board of directors believes that the Company's name should be changed to Newcourt Holdings, Inc., in order to reflect the Company's intended activity to be a holding company for non-technology businesses in such sectors as plastics packaging and disposable personal, medical and surgical products and devices.

VOTE REQUIRED

         The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required to approve the proposed Amendment to the Articles of Incorporation.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS THAT HOLDERS OF THE COMMON STOCK VOTE FOR THE AMENDMENT TO THE COMPANY'S ARTICLES OF INCORPORATION TO CHANGE THE NAME OF THE COMPANY.

                        PROPOSAL 3. ELECTION OF DIRECTORS

BOARD OF DIRECTORS

         The business of the Company is managed under the direction of the board of directors. It has responsibility for establishing broad corporate policies and for the overall performance of the Company. Five directors are to be elected at the Meeting to serve until their successors are elected and qualified. Proxies not marked to the contrary will be voted in favor of the election of each named nominee.

INFORMATION CONCERNING NOMINEES

         The following table sets forth certain information regarding each director and nominee for director:

NAME                                AGE              POSITIONS WITH THE COMPANY
----                                ---              --------------------------
McIvan A. Jarrett                   48               Director, President and Treasurer
Jerrold Brooks                      67               Director, Executive Vice President and Secretary
Nelson Futch                        75               Director, Vice President and Assistant Secretary
Cedric Cordell Adams, M.D.          41               Nominee
James Jaffe                         46               Nominee

         McIvan A. Jarrett has been one of the Company's directors since March 2, 2001, and has served as the Company's President and Treasurer since such time. Mr. Jarrett is the founder and is currently and has been since 1990, the President of Equity Holding Group, Inc ("EHG"). EHG is a private investment management company with equity interests in the industrial manufacturing and consumer products industries. Mr. Jarrett is also a managing member of Equity Management Partners, LLC, as well as the founder and President, of Epitomi, Inc., a manufacturer and distributor of consumer personal and hair care products. Mr. Jarrett also serves as a Director of Engineered Castings, Inc., a manufacturer of traffic signal hardware and custom metal molded products for a variety of industries. From April 1997 to September 1999, Mr. Jarrett was a managing director of Baytree Investors, Inc., a private international merchant banking firm with over 60 offices worldwide engaged in the acquisition, development and sale of large-sized companies. Prior to 1990, Mr. Jarrett was Senior Vice President of Corporate Banking and Finance at Barnett Bank of South Florida. Prior to joining Barnett Bank in 1984, Mr. Jarrett was Managing Director of American Security Bank International (Nassau, Bahamas) and Chief Executive Officer of American Security Bank International (Miami). Mr. Jarrett has also served as a director, advisor or consultant to a number of private sector companies in various industries. Mr. Jarrett obtained his Bachelor of Science Degree in Economics from the University of Sierra Leon in 1976 and a Masters Degree in Business Administration from the University of Miami in 1987.

         Jerrold Brooks has been one of the Company's directors since March 2, 2001, and has served as the Company's Executive Vice President and Secretary since such time. Mr. Brooks is also a managing member of Equity Management Partners LLC. Since 1986, Mr. Brooks has been a self-employed private financial and management consultant to emerging and mature companies in the areas of strategic growth planning, operations and management information systems, and financial management. From 1983 to 1986, Mr. Brooks was the Vice-President and

Chief Financial Officer of Business Computer Solutions, a public company. From 1981 to 1983, Mr. Brooks was a General Manager of a South Florida building materials company and Vice President of Administration for a major interior design firm, where he was responsible for all administrative activities, accounting operations and management information systems. Prior to 1981, Mr. Brooks held various positions with Ryder Truck Rental, Inc., where he coordinated asset purchases and was responsible for the operation of administrative departments supporting the company's national operations. Mr. Brooks obtained a degree in Business Administration from City University of New York, Baruch School of Business Administration in 1964.

         Nelson Futch has been one of the Company's directors since March 2, 2001 and has served as the Company's Vice President since such time. Mr. Futch is also a member of Equity Management Partners, LLC. From 1953 to 1977, Mr. Futch held key positions with two national publishing houses, TV Guide and Playboy Enterprises, Inc., serving as Vice President of Promotion, Public Relations and Marketing for Playboy Enterprises over a 15 year period. From 1979 to 1986, Mr. Futch served as the Vice President of Marketing for Taco Viva, Inc., a regional fast food restaurant chain. From 1986 to 1994, Mr. Futch was a private consultant to businesses seeking to take their companies public through initial public offerings. From June 1995 to November 1998, Mr. Futch served as a board member and the Vice President of Communications for Tel3, Inc., a long distance telephone service reseller. Tel3, Inc. filed a voluntary petition for protection from creditors under Chapter 11 of the U.S. Bankruptcy Code in the fall of 1998. Mr. Futch obtained a degree in Journalism from Temple University in 1947.

         Cedric Cordell Adams, M.D. has been a private medical practitioner and investor since 1986. Dr. Adams is a doctor of ophthalmology licensed in Texas and California. Dr. Adams earned his medical degree in 1986 from Baylor College of Medicine, and is a member of the American Medical Association, American Academy of Ophthalmology, California Association of Ophthalmology, Texas Medical Association, the Dallas County Medical Society and the Contact Lens Association of Ophthalmology.

         James Jaffe has over 25 years of executive level business, marketing and sales management experience. Since 1988, Mr. Jaffe has been a senior executive responsible for all major department store marketing, merchandising and sales management for Jockey International, Inc. From 1982 to 1988, he was a senior manager for the New York-based Phillips Van-Heusen, Inc., where he exercised responsibility for merchandise selection and merchandise strategy for the 150-store chain. Prior to 1982, Mr. Jaffe was Group Manager for Bamberger's Department Store, Inc., in Newark, New Jersey. Mr. Jaffe earned his B.S. Degree in Business Administration with a major in marketing from Rider University in 1977.

BOARD MEETINGS AND COMMITTEES

         The board of directors held no board meetings during the fiscal year ended December 31, 2000. The Company does not have audit, nominating and compensation committees of the board of directors.

COMPENSATION OF DIRECTORS

         No director of the Company received any fees for serving as a director during 2000.

CERTAIN TRANSACTIONS

         The Company's corporate headquarters is located at 12400 SW 134th Court, Suite 11, Miami, Florida 33186. This is also the corporate headquarters of Equity Holdings Group, Inc., an affiliate of Equity Management Partners, LLC, the principal shareholder of the Company. McIvan Jarrett and Jerrold Brooks, two officers of the Company, serve as the managing members of Equity Management Partners, LLC, and Nelson Futch, another officer of the Company, is a member of Equity Management Partners LLC. In April 2001, the Company entered into a month-to-month agreement with Equity Holdings Group, Inc., whereby Equity Holdings Group will pay a $200 monthly flat fee to occupy the premises and for secretarial and administrative support services.

EXECUTIVE COMPENSATION

         No compensation was paid to any officers of the Company during 2000. In April 2001, the Company entered into month-to-month independent contractor agreements with McIvan Jarrett, Jerrold Brooks and Nelson Futch, the Company's executive officers, pursuant to which such officers will receive compensation of $1,000 per month, $200 per month and $100 per month, respectively, for their services. If and when the Company completes the acquisition of a business or acquires assets from an unaffiliated party, the Company will enter into employment agreements with its executive officers providing for, among other things, salaries deemed to be fair and reasonable to the Company and its shareholders by the board of directors.

AUDIT FEES

         The aggregate fees (including out-of-pocket costs) billed by Samuel F. May Jr., the Company's former independent public accountant, for professional services for the audit of the Company's financial statements for the fiscal year ended December 31, 2000 were $1,200. The Company dismissed Mr. May on April 12, 2001 and retained the accounting firm of Sharpton, Brunson & Company, P.A. on April 13, 2001. The aggregate fees (including out-of-pocket costs) billed by Sharpton, Brunson & Company, P.A. for its review of the financial statements included in the Company's Quarterly Report on Form 10-QSB for the quarter ended March 31, 2001 were $4,050.

ALL OTHER FEES

         Other than as indicated in the preceding paragraph, the Company has not incurred any other accounting or auditing expenses for the year 2000 and the period thereafter.

         The board of directors intends to limit Sharpton, Brunson & Company, P.A.'s non-audit services in order to maintain such accounting firm's audit independence. The board of directors intends to utilize the services of another accounting firm whenever it will be necessary to assure such accounting independence. The board of directors also intends to establish an audit committee which will assist the board of directors in monitoring Sharpton, Brunson & Company, P.A.'s audit independence.

VOTE REQUIRED

         The affirmative vote of a plurality of the shares of Common Stock that are voted at the Meeting is required to elect each nominee for director.

         THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE "FOR" EACH PERSON NOMINATED AS A DIRECTOR OF THE COMPANY.

                        PROPOSAL 4. INDEPENDENT AUDITORS

         Sharpton, Brunson & Company, P.A. ("Sharpton, Brunson"), independent accountants, currently serves as the Company's independent auditors. Although the appointment of Sharpton, Brunson as independent auditors of the Company does not require ratification, the board of directors of the Company considers it appropriate to obtain such ratification. Accordingly, the vote of the shareholders on this matter is advisory in nature and has no binding effect upon the board of directors' appointment of Sharpton, Brunson. A representative of Sharpton, Brunson is expected to be present at the Meeting to make a statement, if he desires to do so, and to respond to appropriate questions.

         Samuel F. May Jr. was the independent accountant of the Company from its inception in December 1999 until he was dismissed on April 12, 2001. Mr. May audited the financial statements of the Company for the fiscal years ended December 31, 1999 and 2000. The decision to dismiss Mr. May was recommended by the board of directors of the Company.

         Mr. May's report on the Company's financial statements for each of the fiscal years ended December 31, 1999 and 2000 did not contain an adverse opinion or disclaimer of opinion, nor was it modified as to uncertainty, audit scope, or accounting principles.

         During the Company's fiscal years ended December 31, 1999 and 2000 and the interim period preceding the dismissal, there were no disagreements with Mr. May on any matter of accounting principles or practices, financial statement disclosure, or auditing scope or procedure, which, if not resolved to the satisfaction of Mr. May, would have caused Mr. May to make a reference to the subject matter of the disagreements in connection with his reports.

         The affirmative vote of a majority of the shares of Common Stock present in person or by proxy at the Meeting is required to ratify the appointment of Sharpton, Brunson.

         THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE RATIFICATION OF THE APPOINTMENT OF SHARPTON, BRUNSON & COMPANY, P.A. AS INDEPENDENT AUDITORS.

                              SHAREHOLDER PROPOSALS

         Any shareholder who intends to present a proposal at the Company's 2002 Annual Meeting of Shareholders and wishes to have their proposal included in the Company's proxy statement for that meeting, must deliver the proposal, not exceeding 500 words in length, to the Secretary of the Company in writing not later than December 20, 2001.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Company knows of no other business to be presented for action at the Meeting and does not intend to present any other matters. However, if any other shareholder proposals or other business should come before the Meeting, the persons named in the enclosed proxy (or their substitutes) will have discretionary authority to take such action as shall be in accordance with their best judgment.

                            PROXY SOLICITATION COSTS

         All costs of solicitation of proxies will be borne by the Company. In addition to solicitation by mail, the Company's officers, employees or agents may solicit proxies by telephone or personally, without additional compensation. The Company may also make arrangements with brokerage houses and other custodians, nominees and fiduciaries for the forwarding of solicitation materials to the beneficial owners of shares of Common Stock held of record by such persons, and the Company may reimburse them for any out-of-pocket expenses incurred in connection therewith.


Miami, Florida
June 29, 2001

                                   EXHIBIT "A"

                 AMENDED AND RESTATED ARTICLES OF INCORPORATION
                                       OF
                         TECHNOLOGY VENTURES GROUP, INC.


         Pursuant to Sections 607.1003 and 607.1007 of the Florida Business Corporation Act, Technology Ventures Group, Inc., a Florida corporation (the "Corporation"), certifies that:


         These Amended and Restated Articles of Incorporation contain amendments requiring the approval of the holders of shares of the common stock of the Corporation, and the shareholders of the Corporation approved such amendments at an annual shareholders' meeting duly held on July ___, 2001. The number of votes cast in favor of the amendments was sufficient for approval by the holders of the common stock of the Corporation. These Amended and Restated Articles of Incorporation were duly adopted, and proposed and recommended for action by the shareholders, by the Board of Directors at a meeting of the Board of Directors held on June 28, 2001.


         The text of the Articles of Incorporation of the Corporation is hereby amended and restated in its entirety, effective as of the date of filing of these Amended and Restated Articles of Incorporation with the Secretary of State of Florida, to read as follows:

                              AMENDED AND RESTATED
                            ARTICLES OF INCORPORATION
                                       OF
                             NEWCOURT HOLDINGS, INC.


                                    ARTICLE I
                                      NAME

         The name of the Corporation is Newcourt Holdings, Inc.


                                   ARTICLE II
                                     PURPOSE

         The Corporation is organized for the purpose of transacting any and all lawful business.

                                   ARTICLE III
                                  CAPITAL STOCK

         A. The aggregate number of shares which the corporation is authorized to issue is Fifty-Five Million (55,000,000) shares, consisting of:

                  (1) Fifty Million (50,000,000) shares of common stock with a par value of $.001 per share (the "Common Stock"); and

                  (2) Five Million (5,000,000) shares of preferred stock with a par value of $.01 per share (the "Preferred Stock").

         B. The preferences and relative, participating or other rights of the Preferred Stock, and the qualifications, limitations or restrictions thereof are as follows:

                  (1) The Preferred Stock may be issued from time to time in one or more classes or series, the shares of each class or series to have such designations and powers, preferences and rights, qualifications, limitations and restrictions thereof as are stated and expressed herein and in the resolution or resolutions providing for the issue of such class or series adopted by the Board of Directors as hereinafter prescribed.

                  (2) Authority is hereby expressly granted to and vested in the Board of Directors to authorize the issuance of the Preferred Stock from time to time in one or more classes or series, to determine and take necessary proceedings fully to effect the issuance and redemption of any such Preferred Stock, and, with respect to each class or series of the Preferred Stock, to fix and state by the resolution or resolutions from time to time adopted providing for the issuance thereof the following:

                           (a) whether or not the class or series is to have
voting rights, full or limited, or is to be without voting rights;

                           (b) the preferences and relative, participating,
optional or other special rights, if any, with respect to any class or series;

                           (c) whether or not the shares of any class or series
shall be redeemable and if redeemable the redemption price or prices, and the time or times at which and the terms and conditions upon which, such shares shall be redeemable and the manner of redemption;

                           (d) whether or not the shares of a class or series
shall be subject to the operation of retirement or sinking funds to be applied to the purchase or redemption of such shares for retirement, and if such retirement or sinking fund or funds be established, the annual amount thereof and the terms and provisions relative to the operation thereof;

                           (e) the dividend rate, whether dividends are payable
in cash, stock of the Corporation, or other property, the conditions upon which and the times when such dividends are payable, the preference to or the relation to the payment of the dividends payable on any other class or classes or series of stock, whether or not such dividend shall be cumulative or noncumulative, and if cumulative, the date or dates from which such dividends shall accumulate;

                           (f) whether or not the shares of any class or series
shall be convertible into, or exchangeable for, the shares of any other class of classes or of any other series of the same of any other class or classes of stock of the Corporation and the conversion price or prices or ratio or ratios or the rate or rates at which such conversion or exchange may be made, with such adjustments, if any, as shall be stated and expresses or provided for in such resolution or resolutions; and

                           (g) such other special rights and protective
provisions with respect to any class or series as the Board of Directors may deem advisable.

         The shares of each class or series of the Preferred Stock may vary from the shares of any other series thereof in any or all of the foregoing respects. The Board of Directors may increase the number of shares of the Preferred Stock designated for any existing class or series by a resolution adding to such class or series authorized and unissued shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock not designated for any other class or series. The Board of Directors may decrease the number of shares of the Preferred Stock designated for any existing class or series by a resolution, subtracting from such series unissued shares of Preferred Stock designated for such class or series, and the shares so subtracted shall become authorized, unissued and undesignated shares of Preferred Stock.

                                   ARTICLE IV
                                TERM OF EXISTENCE

         The Corporation shall have permanent and perpetual existence.

                                    ARTICLE V
                                PRINCIPAL OFFICE

         The principal office and mailing address of the Corporation is 12400 S.W. 134th Court, Suite 11, Miami, Florida 33186. The Board of Directors may, from time to time, change the street and post office address of the Corporation as well as the location of its principal office.

                                   ARTICLE VI
                               BOARD OF DIRECTORS

         The Corporation shall have at least three (3) directors. The number of directors may be either increased or diminished from time to time by the Bylaws of the Corporation but shall never be less than one (1).

                                   ARTICLE VII
                                REGISTERED AGENT

    The name and address of the registered agent of the Corporation shall be

                                McIvan A. Jarrett
                         12400 SW 134th Court, Suite 11
                              Miami, Florida 33186

                                  ARTICLE VIII
                                    AMENDMENT

         The Corporation reserves the right to amend or repeal any provision contained in these Amended and Restated Articles of Incorporation, or any amendment hereto, in the manner provided by law.

         IN WITNESS WHEREOF, the undersigned has executed these Amended and Restated Articles of Incorporation this ____ day of July 2001.

                                                   ----------------------------
                                                   McIvan A. Jarrett, President

                       CERTIFICATE DESIGNATING THE ADDRESS
                  AND AN AGENT UPON WHOM PROCESS MAY BE SERVED

                              W I T N E S S E T H:

         Technology Ventures Group, Inc., a corporation organized under the laws of the State of Florida, has named McIvan A. Jarrett, located at 12400 SW 134th Court, Suite 11, Miami, Florida 33186, as its agent to accept service of process within this state.

ACKNOWLEDGMENT:
         Having been named to accept service of process for the above-stated corporation, at the place designated in this certificate, I hereby agree to act in this capacity, and I further agree to comply with the provisions of all statutes relative to the proper and complete performance of my duties, and I am familiar with, and accept the duties and obligations of a registered agent outlined in Section 607.0505, Florida Statutes.

Dated this _____ day of _________, 2001.


                                             By:
                                                 ------------------------------
                                                      McIvan A. Jarrett

                         TECHNOLOGY VENTURES GROUP, INC.
                         12400 SW 134TH COURT, SUITE 11
                              MIAMI, FLORIDA 33186

           THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


The undersigned hereby appoints McIvan A. Jarrett and Jerrold Brooks and each of them individually, as proxies, each with full powers the undersigned would possess if personally present, and each with full power of substitution, to represent and vote all of the shares of common stock of Technology Ventures Group, Inc. (the "Company") which the undersigned is entitled to vote at the Annual Meeting of Shareholders to be held on July 18, 2001 or any adjournments or postponements thereof, on the following proposals:


With respect to such other matters that may properly come before the Annual Meeting or any adjournments or postponements of the Annual Meeting the proxies named above are authorized to vote upon those matters in their discretion.

This proxy, when properly executed, will be voted in the manner directed by the undersigned shareholder(s). If no direction is indicated, this proxy will be voted as recommended by the board of directors for all proposals.

Your shares cannot be voted unless you sign, date and return this card.

[X] Please mark your votes as in this example.

1. To approve an amendment to Article III of the Articles of Incorporation of the Company to:

     (a) increase the authorized number of shares of the Company's common stock from 10,000,000 to 50,000,000 shares; and

     (b)  create 5,000,000 shares of the Company's blank check preferred stock.


                         FOR [ ] AGAINST [ ] ABSTAIN [ ]


2. To approve an amendment to Article I of the Articles of Incorporation of the Company to change the name of the Company to Newcourt Holdings, Inc.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

3.   Election of Five Directors                       FOR [ ]    WITHHOLD [ ]

     Nominees: McIvan A. Jarrett, Jerrold Brooks, Nelson Futch, Cederic Cordell Adams, M.D. and James Jaffe.

          (to withhold authority to vote for any individual nominee, write that nominee's name on the space provided below.)

              ----------------------------------------------------


4. To ratify the appointment of Sharpton, Brunson & Company, P.A. as independent auditors for the fiscal year ending December 31, 2001.

                         FOR [ ] AGAINST [ ] ABSTAIN [ ]

Signature(s)                                             Date:          , 2001
             -------------------------------------------       ----------

Please sign exactly as name(s) appear(s) hereon. When shares are held by joint tenants, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give title. If a corporation, please sign in full corporate name by the president or other authorized officer. If a partnership please sign in partnership name by authorized person. PLEASE MARK, SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.